UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 16, 2019

S&W SEED COMPANY
(Exact name of registrant as specified in Its charter)

Nevada	001-34719	27-1275784
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

106 K Street, Suite 300 Sacramento, California	95814
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (559) 884-2535

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Adoption of the S&W Seed Company 2019 Equity Incentive Plan

At the Annual Meeting of Stockholders of S&W Seed Company (the "Company"), held on January 16, 2019 (the "Annual Meeting"), the Company's stockholders approved, along with other items discussed in Item 5.07 below, the S&W Seed Company 2019 Equity Incentive Plan (the "2019 Plan") as a successor to and continuation of the Company's Amended and Restated 2009 Equity Incentive Plan (the "2009 Plan"). Some key features of the 2019 Plan are summarized below.

General

The 2019 Plan provides for the grant of incentive stock options, nonstatutory stock options, restricted stock awards, restricted stock units, stock appreciation rights, and other share-based awards (collectively referred to as equity awards). The 2019 Plan also provides the ability to grant performance equity awards and performance cash awards, which enable our Compensation Committee to use performance criteria in establishing specific targets to be attained as a condition to the vesting of awards.

The 2019 Plan provides eligible employees, executive officers, directors and consultants with the opportunity to benefit from increases in the value of our common stock as an incentive to such individuals to exert maximum efforts toward our success, thereby aligning their interests with the interests of our stockholders.

Administration

The 2019 Plan provides that our Board of Directors (the "Board") has the authority to construe and interpret the 2019 Plan and to determine the persons to whom and the dates on which equity awards will be granted; the number of shares of common stock to be subject to each equity award; the time or times during the term of each equity award within which all or a portion of the award may be exercised; the exercise, purchase, or strike price of each equity award; the type of consideration permitted to exercise or purchase each equity award and other terms of the equity awards.

Our Board has the authority to delegate some or all of the administration of the 2019 Plan to a committee or committees composed of members of our Board. The 2019 Plan also permits delegation of administration of the plan to one or more executive officers with respect to grants to our employees, including the employees of our subsidiaries. Our Board has delegated to the Compensation Committee administration of the 2019 Plan.

Eligibility; Awards to be Granted to Certain Individuals and Groups. The Plan provides that our employees, executive officers, directors and consultants are eligible to be granted awards, except for incentive stock options, which may be granted only to our employees or employees of our subsidiaries. The aggregate maximum number of shares of common stock that may be issued pursuant to the exercise of incentive stock options is 5,500,000 shares of common stock. No incentive stock option may be granted under the 2019 Plan to any person who, at the time of the grant, owns (or is deemed to own) stock possessing more than 10% of the total combined voting power of the Company or our affiliates, unless the exercise price of such stock option is at least 110% of the fair market value of the stock subject to the stock option on the date of grant and the term of the stock option does not exceed five years from the date of grant. In addition, the aggregate fair market value, determined on the date of grant, of the shares of common stock with respect to which incentive stock options are exercisable for the first time by a participant during any calendar year (under the 2019 Plan and any other equity plans of the Company and our affiliates) may not exceed $100,000. Any excess of such amount will be treated as nonstatutory stock options.

Stock Subject to the 2019 Plan

Subject to adjustment for certain changes in our capitalization, the aggregate number of shares of our common stock that may be issued under the 2019 Plan will not exceed 4,243,790, which is the sum of (i) 2,750,000 new shares, plus (ii) 350,343 shares, which is the number of unallocated shares remaining available for grant under the 2009 Plan as of January 16, 2019, the effective date of the 2019 Plan, plus (iii) 1,143,447 shares, which is the number of shares subject to outstanding stock awards granted under the 2009 Plan that, on or after January 16, 2019, may expire or terminate for any reason prior to exercise or settlement, are forfeited because of the failure to meet a contingency or condition required to vest such shares or otherwise return to us, or are reacquired, withheld or not issued to satisfy a tax withholding obligation in connection with an award or to satisfy the purchase price or exercise price of a stock award.

The number of shares of common stock available for issuance under the 2019 Plan shall be reduced by one share for each share of common stock issued pursuant to a stock option, stock appreciation right, restricted stock awards, restricted stock unit awards or other awards.

If any shares subject to an award are forfeited, an award expires or otherwise terminates without issuance of shares, or an award is settled for cash or otherwise does not result in the issuance of all or a portion of the shares subject to such award, the shares not issued under those awards, or the shares forfeited to or repurchased by us, become available for subsequent issuance under the 2019 Plan. Such returning shares will increase the number of shares available for issuance under the 2019 Plan by one share per share returned.

In the event that (i) any option or other award granted under the 2019 Plan is exercised through the tendering of shares (either actually or by attestation) or by the withholding of shares by us, or (ii) withholding tax liabilities arising from such option or other award are satisfied by the tendering of shares (either actually or by attestation) or by the withholding of shares by us, then the shares so tendered or withheld shall be available for issuance under the 2019 Plan.

Exercise Price. The exercise price of incentive stock options and nonstatutory stock options may not be less than 100% of the fair market value of the stock subject to the stock option on the date of grant and, in some cases (see "Eligibility" above), may not be less than 110% of such fair market value.

Changes to Capital Structure

In the event any change is made to the outstanding shares of our common stock without receipt of consideration (whether through a stock split, reverse stock split or other changes in the capital structure), appropriate adjustments will be made to the class of securities issuable under the 2019 Plan, the maximum number of securities issuable under the 2019 Plan, the incentive stock option limitation, and the number, class and price per share under outstanding equity awards under the 2019 Plan.

Corporate Transactions

Unless otherwise provided in a written agreement between us or an affiliate and a participant, or unless otherwise expressly provided by our Board or a duly authorized committee at the time of grant of an equity award, in the event of a corporate transaction, outstanding equity awards under the 2019 Plan may be assumed, continued or substituted by any surviving or acquiring entity (or its parent company). If the surviving or acquiring entity (or its parent company) elects not to assume, continue or substitute such equity awards, then:

  with respect to any such equity awards that are held by individuals then performing services for us or our affiliates, the vesting and exercisability provisions of such equity awards will be accelerated in full and such awards will be terminated if not exercised prior to the effective date of the corporate transaction and any reacquisition or repurchase rights will lapse (contingent upon the effectiveness of the corporate transaction);
  all other outstanding equity awards will be terminated if not exercised prior to the effective date of the corporate transaction, provided, however, that any reacquisition or repurchase rights held by the Company with respect to such awards shall not terminate and may continue to be exercised notwithstanding the corporate transaction; and
  no vested restricted stock unit award will terminate without being settled by delivery of shares of common stock, their cash equivalent or in any other form of consideration, as determined by the Board, prior to the effectiveness of the corporate transaction.

Notwithstanding the foregoing, in the event an award will terminate if not exercised prior to the effective time of a corporate transaction, the Board may provide, in its sole discretion, that the holder of such award may not exercise such award but will receive a payment, in such form as may be determined by the Board, equal in value to the excess, if any, of (i) the value of the property the holder of the award would have received upon the exercise of the award immediately prior to the effective time of the corporate transaction, over (ii) any exercise price payable by such holder in connection with such exercise.

A corporate transaction shall generally mean the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

  a sale or other disposition of all or substantially all of the consolidated assets of the Company and our subsidiaries;
  a sale or other disposition of more than 50% of the Company's outstanding securities;
  the consummation of a merger, consolidation or similar transaction in which the Company is not the surviving corporation, or the consummation of a merger, consolidation or similar transaction in which the Company is the surviving corporation, but shares of our outstanding common stock are converted into other property by virtue of the corporate transaction.

Change in Control

Outstanding awards under the 2019 Plan may be subject to additional acceleration of vesting and exercisability upon or after a change in control (as defined in the 2019 Plan or otherwise defined in the agreement evidencing an award) as may be provided in the participant's award agreement or in any other written agreement with us or one of our affiliates, but in the absence of such provision, no such acceleration will automatically occur.

Termination and Amendment

Our Board may suspend or terminate the 2019 Plan without stockholder approval or ratification at any time. No incentive stock option will be granted after the 10th anniversary of the date the 2019 Plan was adopted by the Board. Our Board may amend or modify the 2019 Plan at any time, subject to any required stockholder approval. No amendments to, or termination of, the 2019 Plan shall materially impair the rights of a participant under any award previously granted without such participant's consent.

Item 5.07    Submission of Matters to a Vote of Security Holders.

On January 16, 2019, the Company held the Annual Meeting. A summary of the matters voted upon by stockholders at the Annual Meeting is set forth below, which matters are described in detail in the proxy statement relating to the Annual Meeting (the "Proxy Statement").

Proposal 1. Election of Directors

The Company's stockholders elected the eight persons listed below as directors of the Company, each to serve until the next Annual Meeting of Stockholders and until his or her successor is elected, or, if sooner, until his or her death, resignation or removal. The final voting results were as follows:

Name	Votes For	Votes Against	Abstention	Broker Non-Votes
David A. Fischhoff, Ph.D.	25,316,155	419,861	9,103	5,204,911
Mark J. Harvey	25,549,208	186,808	9,103	5,204,911
Consuelo E. Madere	25,159,829	574,577	10,713	5,204,911
Alexander C. Matina	25,548,008	188,008	9,103	5,204,911
Charles B. Seidler	25,294,562	441,454	9,103	5,204,911
Robert D. Straus	25,613,512	122,504	9,103	5,204,911
Alan D. Willits	25,472,446	116,455	156,218	5,204,911
Mark W. Wong	25,546,652	190,164	9,303	5,204,911

Proposal 2. Approval of the S&W Seed Company 2019 Equity Incentive Plan

The Company's stockholders approved the 2019 Plan as a successor to and continuation of the 2009 Plan. The final voting results were as follows:

Votes For	Votes Against	Abstention	Broker Non-Votes
24,953,382	713,566	78,171	5,204,911

Proposal 3. Ratification of the Selection of Independent Registered Public Accounting Firm

The Company's stockholders ratified the selection of Crowe LLP as the Company's independent registered public accounting firm for the fiscal year ending June 30, 2019. The final voting results were as follows:

Votes For	Votes Against	Abstention	Broker Non-Votes
30,742,661	26,353	181,016	-

Proposal 4. Advisory Vote on Executive Compensation

The Company's stockholders approved, on an advisory basis, the compensation of the Company's Named Executive Officers, as disclosed in the Proxy Statement. The final voting results were as follows:

Votes For	Votes Against	Abstention	Broker Non-Votes
25,198,012	260,459	286,648	5,204,911

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

S&W SEED COMPANY

Date: January 23, 2019

By: /s/ Matthew K. Szot

Matthew K. Szot
Executive Vice President of Finance and Administration and Chief Financial Officer